Exhibit 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, James V. Mazzo and Michael J. Lambert, the Chief Executive Officer and the Chief Financial Officer, respectively, of Advanced Medical Optics, Inc. (the “Company”), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, hereby certify to the best of their knowledge that:

(i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 27, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 4, 2008
/s/ JAMES V. MAZZO
James V. Mazzo,
Chairman of the Board and Chief Executive Officer

/s/ MICHAEL J. LAMBERT
Michael J. Lambert,
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Advanced Medical Optics, Inc. and will be retained by Advanced Medical Optics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.